Exhibit 23.3  Consent Letter


MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------
     PCAOB REGISTERED


      CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      --------------------------------------------------------

We consent to the use, in the registrations statement on Form SB2/A of Generic Marketing Services, Inc, of our report dated August 1, 2007, on our audit of the financial statements of Generic Marketing Services, Inc as of July 31, 2007, and the related restated statements of operations, stockholders' equity and cash flows from inception July 19, 2007 through July 31, 2007 and for the period then ended, and the reference to us under the caption "Experts."


/s/  Moore & Associates Chartered
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     Moore & Associates Chartered
     Las Vegas, Nevada
     September 11, 2007